UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 12, 2010

1ST CONSTITUTION BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(609) 655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2010, 1st Constitution Bancorp (the “Company”), upon the authorization of the Compensation Committee (the “Compensation Committee”) of its Board of Directors (the “Board”), entered into an amended and restated employment agreement with Robert F. Mangano (the “Employment Agreement”), the President and Chief Executive Officer of each of the Company and its wholly-owned subsidiary, 1st Constitution Bank (the “Bank”).  The Employment Agreement, which is dated as of July 1, 2010, amends and restates Mr. Mangano’s prior employment agreement with the Company, dated as of February 22, 2005.  Pursuant to the terms of the Employment Agreement, Mr. Mangano will continue to serve as the President and Chief Executive Officer of each of the Company and the Bank.  Mr. Mangano will also continue to serve as a director of the Company and of the Bank.

The terms of Mr. Mangano’s employment under the Employment Agreement are generally as follows, subject in all respect to the terms and conditions of the Employment Agreement, which is being filed herewith as Exhibit 10.

The Employment Agreement provides for a 36 month term (unless earlier terminated in accordance with the provisions of the Employment Agreement) commencing on July 1, 2010 (“Commencement Date”) and will be automatically extended for an additional year on the first anniversary of the Commencement Date and each succeeding year unless the Employment Agreement is earlier terminated or the Board or Mr. Mangano provides 90 days prior written notice that the Employment Agreement will not be extended.  Notwithstanding any such extensions, unless earlier terminated, the term of the Employment Agreement will end at such time as Mr. Mangano reaches the age of 70.

For so long as he is employed pursuant to the Employment Agreement, Mr. Mangano is to receive an annual base salary of Five Hundred Five Thousand Dollars ($505,000) (or such greater amount as the Board may thereafter establish).  Mr. Mangano is to also receive a cash bonus within 90 days after the end of each calendar year.  The amount of the cash bonus will be determined by the Compensation Committee and will not exceed 50% of Mr. Mangano’s annual base salary.  The Employment Agreement provides that no payments will be made to Mr. Mangano if such payment would violate the rules in effect under the Troubled Asset Relief Program’s Capital Purchase Program (the “CPP”) and that no bonuses to Mr. Mangano will be awarded during the period in which the Company is subject to compensation limitations by virtue of Company’s participation in CPP, except to the extent permitted thereunder.

Mr. Mangano will also participate in the Company’s stock equity plans on at least an annual basis at levels appropriate for the President and Chief Executive Officer of the Company, except that Mr. Mangano will not participate in the Company’s stock equity plans during the period in which the Company is subject to compensation limitations by virtue of the CPP, except to the extent permitted thereunder.

Mr. Mangano is entitled to participate in the employee benefit plans maintained by the Company and the Bank, including the 401(k) program, the medical insurance and reimbursement program, the group term life insurance program, the group disability program, and the Company’s Supplemental Executive Retirement Plan.

Mr. Mangano is also entitled to reimbursement for reasonable out-of-pocket business expenses, the use of an automobile and country club memberships.

The Employment Agreement may be terminated in the event of the death or Disability (as defined in the Employment Agreement) of Mr. Mangano or for Just Cause (as defined in the Employment Agreement).  The Board may, during the term of the Employment Agreement, by written notice to Mr. Mangano, immediately terminate his employment at any time for a reason other than Just Cause, or Mr. Mangano may terminate the Employment Agreement for Good Reason (as defined in the Employment Agreement), by written notice to the Company delineating in detail such Good Reason and by providing a thirty day period for the Company to cure or correct any such Good Reason, or without Good Reason, upon at least 90 days prior written notice to the Board.

If Mr. Mangano’s employment is terminated by the Company without Just Cause and other than for death or Disability, or by Mr. Mangano for Good Reason, Mr. Mangano will be entitled to receive as severance an amount equal to twice the aggregate of his base salary plus any appropriate cash bonus on an annual basis at the rate then in effect.  The severance payment shall be paid in one lump sum within ten (10) days after such termination.

In the event there is a “Change in Control” of the Company (as defined in the Employment Agreement) and within 12 months thereafter, Mr. Mangano’s employment is terminated by the Company without Mr. Mangano’s prior written consent and for a reason other than Just Cause, Disability or death, or Mr. Mangano terminates his employment for any reason, Mr. Mangano will be paid a lump sum amount equal to three times the aggregate of his base salary plus a projected annual cash bonus within 10 days after termination, unless the Bank was placed in conservatorship or receivership in connection with a Change in Control and the Board determines in good faith that the Change in Control was directed by or otherwise required by the Federal Deposit Insurance Corporation.

In the event that any severance payments would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by Mr. Mangano with respect to such excise tax, Mr. Mangano will be entitled to receive a gross-up payment to offset any such amounts.

Mr. Mangano will be subject to a restrictive covenant upon termination.  Pursuant to the restrictive covenant, Mr. Mangano may not, for one year following the termination or discontinuation of Mr. Mangano’s employment or during the remaining term of the Employment Agreement (including any extensions or renewals thereof), serve as an officer or director or employee of any community bank, savings association or mortgage company with principal offices in Middlesex, Mercer or Somerset County, New Jersey, and which offers products and/or services from offices in Middlesex, Mercer or Somerset County, New Jersey, competing with those offered by the Bank.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10	Amended and Restated Employment Agreement between the Company and Robert F. Mangano dated as of July 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: July 14, 2010	By:	/s/ JOSEPH M. REARDON
		Name:	Joseph M. Reardon
		Title:	Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Title
10	Amended and Restated Employment Agreement between the Company and Robert F. Mangano dated as of July 1, 2010.